                                                                  EXHIBIT 10.65

                            FIRST AMENDMENT TO THE
                             MARINER SAVINGS PLAN


     THIS FIRST AMENDMENT is made on this     day of         , 1998, by MARINER
                                          ---        --------
POST-ACUTE NETWORK, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Plan Sponsor").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Plan Sponsor established by indenture the Mariner Savings Plan (the "Plan"), effective October 1, 1998; and

     WHEREAS, the Plan Sponsor desires to amend the Plan to reflect the preservation of optional forms of benefit, within the meaning of Section 411(d)(6) of the Internal Revenue Code of 1986, as a result of the receipt of a direct transfer of assets from the Mariner Health Care Retirement Savings Plan, as well as to make certain other changes;

     NOW, THEREFORE, the Plan is hereby amended to read as follows:

     1. Effective October 1, 1998, , a new Section 1.46 shall be added to the Plan, to read as follows:



          "1.46  `Disability' means a disability of a Member within the meaning
                  ----------
     of Code Section 72(m)(7), to the extent that the Member is, or would be, entitled to disability retirement benefits under the federal Social Security Act or to the extent that the Member is entitled to recover benefits under any long term disability plan or policy maintained by the Plan Sponsor. The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence."

     2. Effective October 1, 1998, existing Section 3.1(a) of the Plan shall be deleted in its entirety and the following new Section 3.1(a) shall be substituted therefor:

          "3.1 (a) The Plan Sponsor shall make a contribution to the Fund on behalf of each Member who is an Eligible Employee and has elected to defer a portion of Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund. The election to defer may be made by a Member at any time, but must be made before the Annual Compensation is payable, may only be made in the form and manner as the Plan Administrator may prescribe, and shall specify the percentage of Annual Compensation that the Member desires to defer and to have contributed to the Fund. A Member may revoke his election, or may modify his election, either to increase or decrease the rate of future deferrals, at any time during the Plan Year, such revocation or modification to be effective as soon as reasonably practicable pursuant to the Plan's normal administrative procedures. Further, once an election has been revoked or modified, any subsequent election by the Member shall be effective as soon as reasonably practicable pursuant to the Plan's normal administrative procedures. The contribution made by a Plan Sponsor on behalf of a Member under this Section 3.1 shall be in an amount equal to the amount specified in the Member's election in whole percentages of the Member's Annual Compensation, but not less than one percent (1%) or greater than twenty percent (20%) of the Member's Annual Compensation."

     3. Effective October 1, 1998, Section 8.3(a) of the Plan shall be deleted in its entirety, and the following new Section 8.3(a) shall be substituted therefor:

          "(a) who has a vested Accrued Benefit of $5,000 or less, as soon as practicable after he ceases to be an Employee; and"

     4. By adding the following new Section 2 to Appendix D, which shall be effective as of December 1, 1998:

                                  "SECTION 2
                  MARINER HEALTHCARE RETIREMENT SAVINGS PLAN

          2.1  `Old Mariner Plan' means the Mariner Health Care Retirement
                -----------------
     Savings Plan, as amended, originally effective March 1, 1993.

          2.2 Notwithstanding the provisions of Section 8 of the Plan, a Member may elect, with respect to the portion of his account, if any, attributable to amounts transferred to the Trust from the Old Mariner Plan, to have distributions made in whole or in part in the form of:

               (a) Payments over a period certain in monthly, quarterly, semi-annual or annual installments. The period over which such payments are to be made shall not extend beyond the Member's life expectancy (or the life expectancy of the Member and his designated Beneficiary).

               (b) An immediate annuity for the life of the Member with a survivor annuity for the life of his spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Member and his spouse and which is the actuarial equivalent of an immediate lump sum payment of such Member's Account balance (hereinafter referred to as `Qualified Joint and Survivor Annuity'). If the Member's Account balance is payable in the form of a Qualified Joint and Survivor Annuity, and the Member dies before beginning to receive benefits under the Plan, the Member's spouse shall receive a single life annuity, payable in monthly installments, which is an immediate annuity for the life of the spouse and which is the actuarial equivalent of an immediate lump sum payment of such Member's Account balance (hereinafter referred to as `Qualified Pre-Retirement Survivor Annuity'); or

               (c) A joint and survivor annuity, payable in monthly installments, which is an immediate annuity for the life of the Member with a survivor annuity for the life of his designated Beneficiary which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Member and his designated Beneficiary and which is the actuarial equivalent of an immediate lump sum payment of such Member's Account balance; or

               (d) A single life annuity, payable in monthly installments for the life of the Member which is the actuarial equivalent of an immediate lump sum payment of such Member's account balance.

          If an annuity is to be paid pursuant to this Plan Section, such annuity may be purchased from an insurance company designated by the Plan Administrator in writing to the Trustee, and may be distributed to the Member or his Beneficiary, as the case may be. The distribution, if any, shall be in full satisfaction of the benefits to which the Member or his Beneficiary is entitled under the Plan. For purposes of this Section, actuarial equivalence shall be determined based on the factors employed by the insurance company from which the annuity is purchased and any commissions or other costs associated with the purchase.

          2.3 (a) Notwithstanding anything to the contrary herein, if the Member has elected to receive an annuity and is married on the date of his or her death or the date distributions are to commence, the benefit shall be payable in the form of a Qualified Joint and Survivor Annuity in accordance with Section 2.2 above, unless an optional form of distribution is selected during the applicable election period in accordance with Subparagraphs (d) and (e) below.

               (b) If a Member elects to receive an annuity, the Plan Administrator shall furnish to the Member a written explanation of:

                   (1) the terms and conditions of the Qualified Joint and
               Survivor Annuity and the Qualified Pre-Retirement Survivor
               Annuity,

                   (2) the Member's right to make, and the effect of, an
               election not to receive the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity,

                   (3) the rights of the Member's spouse as described below, and

              (4) the right to make, and the effect of, an election pursuant to this Subparagraph.

          (c) The written explanation of the Qualified Joint and Survivor Annuity shall be provided to the Member not less than thirty (30) days nor more than ninety (90) days prior to the first date on which he is entitled to payment from the Fund. The written explanation of the Qualified Pre-Retirement Survivor Annuity shall be provided to the Member in whichever of the following periods ends last:

              (1) the period beginning with the first day of the Plan Year in which the Member attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age thirty-five (35);

              (2) the period beginning one year before and ending one year after the Employee first becomes a Member;

              (3) the period beginning one year before and ending one year after the provisions of this Subsection apply to the Member; or

              (4) a reasonable period of time after separation from Service in the case of a Member who separates from Service before attaining age thirty-five (35).

          (d) A Member who elects to receive an annuity pursuant to Section 2.2 of this Appendix D may elect during the applicable election period not to receive the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity by execution and delivery to the Plan Administrator of a form provided for that purpose by the Plan Administrator.

          (e) The term `applicable election period' means with respect to a Qualified Joint and Survivor Annuity, the 90-day period ending on the first date on which the Member is entitled to payment from the Fund, and with respect to a Qualified Pre-Retirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Employee becomes a Member and ends on the Member's death. In the case of a Member who has a spouse, no election shall be effective unless:

              (1) the spouse of the Member has consented in writing to the election (including, if applicable, the identity of any Beneficiary selected other than the Member's spouse and the optional form of payment selected), and the spouse's consent acknowledges the effect of the election and is witnessed by a notary public or Plan representative, or

               (2) the Member establishes to the satisfaction of the Plan Administrator that the consent required pursuant to Subsection
          (1) may not be obtained because the spouse cannot be located, the Member has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a `qualified domestic relations order' (as defined in Code Section 414(p)) provides otherwise, or there are other circumstances as the Secretary of the Treasury prescribes.

    If an election is made, the Member's vested accrued benefit shall be paid in the optional form of payment chosen by the Member by written instrument delivered to the Plan Administrator. Any waiver of a Qualified Pre-Retirement Survivor Annuity made prior to the first day of the Plan Year in which the Member attains age thirty-five (35) shall become invalid as of the first day of the Plan Year in which the Member attains age thirty-five (35) and a Qualified Pre-Retirement Survivor Annuity shall be provided unless a new waiver is obtained. The Member may revoke any election not to receive payment in the form of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity at any time prior to commencement of payments from the Fund, and may make a new election at any time prior to the commencement of payments from the Fund."

    Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

    IN WITNESS WHEREOF, the Plan Sponsor has caused this First Amendment to be executed on the day and year first above written.

                                        MARINER POST-ACUTE NETWORK, INC.

                                        By:
                                              --------------------------

                                        Title:
                                               -------------------------

ATTEST:

By:
    --------------------------

Title:
       -----------------------

          [CORPORATE SEAL]